EXHIBIT 99.1

VICON REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED MARCH 31, 2016

HAUPPAUGE, N.Y. - May 19, 2016 - Vicon Industries, Inc. (NYSE MKT: VII), a global producer of end-to-end security solutions, today announced its financial results for the second quarter ended March 31, 2016.

Eric Fullerton, Vicon’s CEO said, “The Company’s financial results for the quarter were very disappointing and included a $6 million write off of goodwill originating from the August 2014 IQinVision business combination. Revenues declined 22% to $8.0 million for this historically weak quarter as the Company experienced issues with certain of its camera product lines and a delay in receipt of certain key project orders. Although we have taken steps to correct these issues, their impact may linger through the balance of this fiscal year. Based upon these results, the Company implemented a cost restructuring plan that will phase in material operating cost reductions over the remaining two quarters of fiscal 2016. This measure is also intended to refocus our resources on our more strategic initiatives. In the quarter, the Company also sold its United Kingdom based operating facility, generating $1.5 million of net cash proceeds and secured a $3 million asset based credit facility to address its near term working capital needs.”

“Since 2012, we have made a significant investment in the development of a completely new and strategically critical video management system (VMS). The funding of this major development effort has contributed to the Company’s ongoing operating losses and depletion of cash reserves. The first release of this new product is scheduled for October 2016 and is ultimately expected to significantly enhance the Company’s market competitiveness across broader market channels. We are very excited about the prospects of launching this new product offering after many years of development effort. The ease-of-use, functionality and openness of this new software platform should be well received by the market. In the meantime, we will continue to maintain our focus on ongoing market challenges and execution of other key strategic initiatives.”

Second Quarter Fiscal 2016 Financial Results

Revenues for the second quarter of fiscal 2016 decreased 22% to $8.0 million as compared to $10.3 million in the second quarter of fiscal 2015. The $2.3 million decrease in the current quarter included a $1.3 million, or 17%, decrease in sales in the Americas market and a $1.0 million, or 36%, decrease in EMEA market sales. The Americas market was negatively impacted by certain camera line production issues and the EMEA market experienced a delay in receipt of certain expected orders that were fulfilled in the subsequent quarter.  Order intake for the current quarter decreased $4.3 million to $7.3 million as compared to $11.6 million in the second quarter of fiscal 2015.

Gross profit margins for the second quarter of fiscal 2016 decreased to 33.0% as compared to 38.0% in the second quarter of fiscal 2015. Principal factors contributing to the margin decrease were the recognition of $150,000 (1.9%) of additional inventory provisions relating to the rework and transition of the Company's IQinVision camera line to a new contract manufacturing partner and the impact of predominantly fixed indirect production costs on lower sales (1.6%).

Operating expenses for the second quarter of fiscal 2016 increased $5.5 million to $11.1 million compared with $5.5 million in the second quarter of fiscal 2015. In the current quarter, the Company charged off its entire $6.0 million goodwill carrying value originating from the August 2014 IQinVision business combination. This noncash charge was principally based upon an updated assessment of the Company's continuing depressed market valuation and operating losses. The prior year quarter included $224,000 of severance charges in connection with a merger related integration and restructuring plan. Excluding the effects of the current quarter goodwill writeoff and the prior year quarter severance charges, operating expenses decreased $244,000 in the current quarter. The Company recorded a gain on the sale of its United Kingdom based operating facility of $785,000 in the second quarter of fiscal 2016.

Net loss for the second quarter of fiscal 2016 was $7.7 million, or $.82 per basic and diluted share, as compared to a net loss of $1.8 million, or $.19 per basic and diluted share, in the second quarter of fiscal 2015. Adjusted non-GAAP net loss for the second quarter of fiscal 2016 was $2.2 million, or $.23 per basic and diluted share, as compared to adjusted non-GAAP net loss of $1.3 million, or $.14 per basic and diluted share, in the second quarter of fiscal 2015. Please refer to the presentation at the end of the table of operations for a reconciliation of our second quarter GAAP net loss to our adjusted non-GAAP net loss for such periods.

About Vicon

Vicon Industries, Inc. (NYSE MKT: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Hauppauge, New York, the Company also has principal offices in San Juan Capistrano, California and the United Kingdom. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to (i) our restructuring plan expectations, (ii) our technology, new product launch and market channel plans and (iii) our future cash flow and strategies. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NYSE MKT requirements that could result in a delisting of our common stock; and, other factors discussed under the heading "Risk Factors" contained in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 29, 2014. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Contact:
Vicon Investor Relations
Cindy Schneider
Tel: (631) 650-6201
Email: IR@vicon-security.com

-Financial Tables on Following Pages-

Table of Operations

Vicon Industries, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Net sales	$7,998,000	$10,269,000	$18,879,000	$20,446,000
Gross profit	2,639,000	3,905,000	6,910,000	7,676,000

Operating expenses:
Selling, general and administrative expense	3,726,000	4,085,000	7,657,000	8,383,000
Engineering and development expense	1,340,000	1,225,000	2,658,000	2,532,000
Goodwill impairment	6,016,000	—	6,016,000	—
Restructuring charges	—	224,000	—	573,000
Total operating expenses	11,082,000	5,534,000	16,331,000	11,488,000

Operating loss	(8,443,000)	(1,629,000)	(9,421,000)	(3,812,000)

Gain on sale of building	785,000	—	785,000	—

Loss before income taxes	(7,658,000)	(1,770,000)	(8,636,000)	(3,951,000)
Income tax expense	—	—	—	—
Net loss	$(7,658,000)	$(1,770,000)	$(8,636,000)	$(3,951,000)

Loss per share:
Basic	$(.82)	$(.19)	$(.92)	$(.43)
Diluted	$(.82)	$(.19)	$(.92)	$(.43)

Shares used in computing loss per share:
Basic	9,341,000	9,154,000	9,336,000	9,127,000
Diluted	9,341,000	9,154,000	9,336,000	9,127,000

The Company evaluates performance based on net loss and per share results excluding stock compensation expense, the charge off and amortization of acquired intangible assets, restructuring charges and other non-recurring expenses and gains, which it believes is useful to investors in evaluating ongoing results since they are either non-cash or non-recurring in nature. Reporting these adjusted results is not in accordance with U.S. generally accepted accounting principles (GAAP). The following table provides a reconciliation of reported net loss and related per share results to adjusted non-GAAP net loss and related per share results.

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP net loss	$(7,658,000)	$(1,770,000)	$(8,636,000)	$(3,951,000)
Adjusting items:
Stock compensation expense	146,000	164,000	299,000	311,000
Amortization of acquired intangible assets	129,000	108,000	259,000	216,000
Restructuring charges	—	224,000	—	573,000
Gain on sale of building	(785,000)	—	(785,000)	—
Goodwill impairment	6,016,000	—	6,016,000	—
Adjusted non-GAAP net loss	$(2,152,000)	$(1,274,000)	$(2,847,000)	$(2,851,000)

Net loss per share - diluted	$(.82)	$(.19)	$(.92)	$(.43)
Adjusting items:
Stock compensation expense	.02	.02	.03	.04
Amortization of acquired intangible assets	.01	.01	.03	.02
Restructuring charges	—	.02	—	.06
Gain on sale of building	(.08)	—	(.08)	—
Goodwill impairment	.64	—	.64	—
Adjusted non-GAAP net loss per share	$(.23)	$(.14)	$(.30)	$(.31)

Diluted shares outstanding	9,341,000	9,154,000	9,336,000	9,127,000